Pricing Supplement No. 1 Dated June  5, 2000
(To Prospectus dated February 29, 2000, File No. 333-87725)
Filed Pursuant to: Rule 424 (b) (3)




                                $500,000,000.00

                                 COMDISCO, INC.

                        Medium-Term Notes, Series I Due
                from 9 Months to 15 years From the Date of Issue

                               MEDIUM -TERM NOTE
                                   FIXED RATE


Date of Issue:          June 8, 2000

Maturity Date:          July 9, 2001

Principal Amount:       $75,000,000.00

Price to Public:        100%

Interest Rate:          8.50%

Interest Payment Dates: Single coupon payment at maturity date

Form:     X   Book Entry             _____ Certificated
         ---

Optional Redemption Date:       N/A

Optional Repayment Date:        N/A

Agent's Discount or Commission: $112,500.00

Cusip Number:                   20033R GG 8

Supplemental Plan of Distribution: Deutsche Bank Securities Inc. is acting as distribution agent in connection with the offering and selling of the note covered hereby pursuant to an Agreement with Comdisco, Inc. dated June 5, 2000.